Cornerstone OnDemand Announces Fourth Quarter and Fiscal Year 2018 Financial Results

SANTA MONICA, Calif. – February 12, 2019 – Human capital management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results1 for its fourth quarter and year ended December 31, 2018. The Company has provided a quarterly shareholder letter and supplemental financial information located on its Investor Relations website at http://investors.cornerstoneondemand.com.
“2018 was a transformational year for Cornerstone, and we are proud of our results,” said Adam Miller, founder and CEO of Cornerstone. “The changes we made to our business in 2018 delivered innovative products, more recurring revenue, more profits and healthy, growing cash flow to benefit our clients, partners, employees and shareholders.”
Adoption of the New Revenue Recognition Standard - ASC 606:
The Company adopted the new revenue recognition accounting standard Accounting Standards Codification (“ASC”) 606 effective January 1, 2018 on a modified retrospective basis. Financial results for reporting periods during 2018 are presented in compliance with the new revenue recognition standard. Historical financial results for reporting periods prior to 2018 are presented in conformity with amounts previously disclosed under the prior revenue recognition standard ASC 605. This press release includes additional information to reconcile the impacts of the adoption of the new revenue recognition standard on the Company’s financial results for the quarter ended December 31, 2018, which includes the presentation of financial results during 2018 under ASC 605 for comparison to the prior year.
Fourth Quarter 2018 Results - ASC 606 (standard adopted effective January 1, 2018):

•	Revenue for the fourth quarter of 2018 was $138.2 million compared to a guided range of $128.0 million to $131.0 million.[2]

•	Subscription revenue for the fourth quarter of 2018 was $126.3 million compared to a guided range of $119.0 million to $122.0 million.[2]

•	Operating income for the fourth quarter of 2018 was $2.6 million, yielding a margin of 1.9%.

•	Non-GAAP operating income for the fourth quarter of 2018 was $19.4 million, yielding a margin of 14.1%.[2]

•	Net loss for the fourth quarter of 2018 was $(3.2) million, or a $(0.05) diluted net loss per share.

•	Non-GAAP net income for the fourth quarter of 2018 was $15.4 million, or a $0.24 diluted net income per share.

•	Unlevered free cash flow for the fourth quarter of 2018 was $33.7 million, yielding a margin of 24.4%, compared to $46.4 million, yielding a margin of 35.2%, in the prior year.
Fourth Quarter 2018 Results - ASC 605:

•	Revenue for the fourth quarter of 2018 was $137.9 million, representing a 4.5% increase compared to the prior year. Revenue growth on a constant currency basis was 5.8%.

•	Subscription revenue for the fourth quarter of 2018 was $127.5 million, representing a 20.0% increase compared to the prior year. Subscription revenue growth on a constant currency basis was 21.4%.

•	Operating income for the fourth quarter of 2018 was $2.3 million, yielding a margin of 1.6%, compared to $(5.4) million, yielding a margin of (4.1)%, in the prior year.

•	Non-GAAP operating income for the fourth quarter of 2018 was $19.1 million, yielding a margin of 13.9%, compared to $13.0 million, yielding a margin of 9.9%, in the prior year.

•
Net loss for the fourth quarter of 2018 was $(3.5) million, or a $(0.06) diluted net loss per share, compared to a net loss of $(9.0) million, or a $(0.16) diluted net loss per share, in the prior year.

•	Non-GAAP net income for the fourth quarter of 2018 was $15.1 million, or a $0.23 diluted net income per share, compared to $12.1 million, or a $0.19 diluted net income per share, in the prior year.

Fiscal Year 2018 Results - ASC 606 (standard adopted effective January 1, 2018):

•	Revenue for the full year of 2018 was $537.9 million compared to a guided range of $528.0 million to $531.0 million.[2]

•	Subscription revenue for the full year of 2018 was $473.1 million compared to a guided range of $466.0 million to $469.0 million.[2]

•	Annual recurring revenue as of December 31, 2018 was $510.0 million, representing a 16.2% increase compared to the prior year. Annual recurring revenue growth on a constant currency basis was 17.9%.[2]

•	Operating income for the full year of 2018 was $(7.8) million, yielding a margin of (1.4)%.

•	Non-GAAP operating income for the full year of 2018 was $63.4 million, yielding a margin of 11.8% compared to guided range of $61.0 million and $64.0 million.[2]

•	Net loss for the full year of 2018 was $(33.8) million, or a $(0.58) diluted net loss per share.

•	Non-GAAP net income for the full year of 2018 was $47.0 million, or a $0.74 diluted net income per share.

•	Unlevered free cash flow for the full year of 2018 was $63.5 million, yielding a margin of 11.8%, compared to guided range of $59.0 million and $63.0 million.
Fiscal Year 2018 Results - ASC 605:

•	Revenue for the full year of 2018 was $537.2 million, representing a 11.5% increase compared to the prior year. Revenue growth on a constant currency basis was 10.4%.

•	Subscription revenue for the full year of 2018 was $479.4 million, representing a 20.8% increase compared to the prior year. Subscription revenue growth on a constant currency basis was 19.8%.

•	Operating income for the full year of 2018 was $(7.5) million, yielding a margin of (1.4)%, compared to $(49.3) million, yielding a margin of (10.2)%, in the prior year.

•	Non-GAAP operating income for the full year of 2018 was $63.7 million, yielding a margin of 11.9%, compared to $26.9 million, yielding a margin of 5.6%, in the prior year.

•	Net loss for the full year of 2018 was $(33.5) million, or a $(0.58) diluted net loss per share, compared to a net loss of $(61.3) million, or a $(1.07) diluted net loss per share, in the prior year.

•	Non-GAAP net income for the full year of 2018 was $47.3 million, or a $0.75 diluted net income per share, compared to $25.2 million, or a $0.41 diluted net income per share, in the prior year.

“Last year we saw significant improvement in our profitability, unlevered free cash flow and a near doubling of our non-GAAP earnings per share,” said Brian Swartz, CFO, Cornerstone.  “Looking ahead to 2019, we believe there are more opportunities to drive further improvements in our operating model while investing for sustainable growth.”
Recent Highlights:

•	The Company acquired Grovo Learning, Inc., the global leader in Microlearning® content, and expanded its Content Anytime subscription offerings.[2]

•
The Company was recognized as a Leader in the 2018 Nucleus Research Talent Management Technology Value Matrix following the evaluation of its product usability and functionality, and the overall value it brings to its clients.

•	The Company announced that the EMEA region gained a near record-breaking number of new clients during the third quarter of 2018.

•	The Company is helping train the next generation of leaders at ArcBest, a leading logistics company for supply chain solutions.

•	European CEO magazine named Adam Miller the Best CEO in the HR Technology Industry.

•	The Company ended the fourth quarter of 2018 with 3,535 clients and 40.2 million users.[3]
Stock Repurchase Program:
The following is a summary of the Company’s stock repurchases under its $100.0 million share repurchase program, which was completed as of December 31, 2018 (in thousands, except per share information):

Period	# of Shares Repurchased	Average Price per Share	Total Expenditures
November 8, 2017 - December 31, 2017	635	$35.55	$22,599
January 1, 2018 - March 31, 2018	423	$37.84	16,024
April 1, 2018 - June 30, 2018	444	$46.66	20,718
July 1, 2018 - September 30, 2018	300	$53.82	16,143
October 1, 2018 - December 31, 2018	484	$50.59	24,516
Total	2,286	$43.71	$100,000
Financial Outlook:
The following outlook is based on information available as of the date of this press release and is subject to change in the future.
For the first quarter ending March 31, 2019, the Company provides the following outlook:

•	Revenue between $134.5 million and $136.5 million, representing year-over-year growth at the mid-point of 1.8%[4], or 4.2%[5] on a constant currency basis.

•	Subscription revenue between $127.5 million and $129.5 million, representing year-over-year growth at the mid-point of 13.6%[4], or 16.0%[5] on a constant currency basis.
For the year ending December 31, 2019, the Company provides the following outlook:

•	Revenue between $558 million and $568 million, representing year-over-year growth at the mid-point of 4.7%[6], or 5.7%[7] on a constant currency basis.

•	Subscription revenue between $533 million and $543 million, representing year-over-year growth at the mid-point of 13.7%[6], or 14.7%[7] on a constant currency basis.

•	Annual recurring revenue as of December 31, 2019 between $575 million and $590 million.[6,8]

•	Non-GAAP operating income between $74 million and $84 million. Assuming the midpoint of the revenue range, this represents an operating margin of 14%.

•	Unlevered free cash flow between $82 million and $92 million. Assuming the midpoint of the revenue range, this represents an unlevered free cash flow margin of 15.5%.
The Company has not reconciled the guidance for non-GAAP operating income or non-GAAP operating margin to the corresponding GAAP measures because it does not provide guidance for such GAAP measures and would not be able to present the reconciling items between such GAAP and non-GAAP measures without unreasonable efforts. For non-GAAP operating income and non-GAAP operating margin, the Company excludes stock-based compensation expense, which is impacted by factors that are outside of the Company’s control and can be difficult to predict. The actual amount of stock-based compensation expense in the first quarter ending March 31, 2019 and the year ending December 31, 2019 will have a significant impact on the Company’s GAAP operating margin.

1
Financial measures presented under ASC 605, financial measures presented on a constant currency basis, non-GAAP operating income, non-GAAP operating income margin, non-GAAP net income, non-GAAP diluted net income per share, unlevered free cash flow and unlevered free cash flow margin are non-GAAP financial measures. Please see the discussion in the section titled “Non-GAAP Financial Measures” and the reconciliations at the end of this press release.

2
The acquisition of Grovo Learning, Inc during the fourth quarter had the following impacts:
- $1.0 million adverse impact on non-GAAP operating income for the quarter and full year-ended December 31, 2018.
- $8.4 million of annual recurring revenue is included in the reported amount as of December 31, 2018. As a result of purchase price accounting rules, $5.0 million of deferred revenue related to the acquisition has been written off and will not be recognized as revenue in future periods.  Prior to the write off, the deferred revenue would have been substantially recognized between the closing of the acquisition and the full year-ended December 31, 2019.
- $46.1 million of property & equipment and a corresponding facility financing obligation for build-to-suit lease agreements were recorded on the consolidated balance sheets.

3
Includes contracted clients and active users of our enterprise human capital management platform and excludes clients and users of Cornerstone for Salesforce, PiiQ, Workpop Inc. and Grovo Learning, Inc. As discussed on the Company's second quarter 2018 earnings call, the Company reported that user count is no longer relevant in the assessment of its performance and beginning in the first quarter 2019, the Company will no longer report user count on a quarterly basis.

In order to translate the financial outlook for entities reporting in GBP to USD and EUR to USD, the following exchange rates have been applied:
4	Exchange rate applied to revenue for the first quarter of 2019	$1.29 USD per GBP
5	Exchange rate from the first quarter of 2018 applied to calculate revenue growth for the first quarter of 2019 on a constant currency basis	$1.39 USD per GBP
6	Exchange rate applied to revenue and annual recurring revenue for fiscal 2019	$1.29 USD per GBP
7	Average exchange rate from fiscal 2018 applied to calculate revenue growth for fiscal 2019 on a constant currency basis	$1.33 USD per GBP
8	Exchange rate applied to annual recurring revenue for fiscal 2019	$1.14 USD per EUR

Quarterly Conference Call
Cornerstone will host a conference call to discuss its fourth quarter and fiscal year 2018 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations website at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (U.S.) or (484) 653-6763 (outside the U.S.) and referencing passcode: 6486058. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 11:59 p.m. PT (2:59 p.m. ET) on February 15, 2019 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 6486058.
About Cornerstone
Cornerstone was founded with a passion for empowering people through learning and a conviction that people should be your organization’s greatest competitive advantage. Cornerstone is a global human capital management leader with a core belief that companies thrive when they help their employees to realize their potential. Putting this belief into practice, Cornerstone offers solutions to help companies strategically manage and continuously develop their talent throughout the entire employee lifecycle. Featuring comprehensive recruiting, personalized learning, development-driven performance management, and holistic HR planning, Cornerstone’s human capital management platform is successfully used by more than 3,500 global clients of all sizes, spanning over 40.2 million users across 192 countries and 43 languages.
Learn more at www.cornerstoneondemand.com.
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This press release and the quarterly conference call referenced above contain forward-looking statements, including, but not limited to, statements regarding the expected performance of our business, our future financial and operating performance, including our GAAP and non-GAAP guidance, strategy, long-term growth and overall future prospects, our expectations regarding recurring revenue growth and operating margins, and general business conditions. Any forward-looking statements contained in this press release or the quarterly conference call are based upon our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solutions; the timing of when consulting services are delivered to new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; allowing our implementation subcontractors to contract directly with clients for implementation services; our shift to focusing on recurring revenue streams; our ability to compete as the learning and human capital management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales opportunities; our ability to maintain stable and consistent quota attainment rates; continued strong demand for learning and human capital management in the U.S., Europe, Asia Pacific and Latin America; the timing and success of efforts to increase operational efficiency and cost containment; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; problems caused by security breaches; costs and reputational harm that could result from defects in our solutions; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; legal or political changes in local or foreign jurisdictions that decrease demand for, or restrict our ability to sell or provide, our products; and unanticipated costs or liabilities related to businesses that we acquire. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.

Non-GAAP Financial Measures and Other Key Metrics
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, the Company has provided in this press release and the quarterly conference call held on the date hereof certain non-GAAP financial measures and other key metrics. These non-GAAP financial measures include:

(i)	non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation,

(ii)	annual recurring revenue, which is defined as the annualized recurring value of all active contracts at the end of a reporting period,

(iii)	unlevered free cash flow, which is defined as net cash provided by operating activities minus capital expenditures and capitalized software costs plus cash paid for interest,

(iv)	unlevered free cash flow margin, which is defined as unlevered free cash flow divided by revenue,

(v)
non-GAAP net income and non-GAAP diluted net income per share, which exclude, for the periods in which they are presented, stock-based compensation, amortization of intangible assets, accretion of debt discount and amortization of debt issuance costs, unrealized fair value adjustment on strategic investment, write-off of capitalized software, restructuring costs, acquisition costs and excludes the impacts of unamortized stock-based compensation expense in applying the treasury method for determining the non-GAAP weighted average number of dilutive shares outstanding,

(vi)	non-GAAP gross profit and non-GAAP gross margin, which exclude stock-based compensation and amortization of intangible assets reflected in cost of revenue,

(vii)
non-GAAP operating income and non-GAAP operating income margin, which are defined as income (loss) from operations excluding stock-based compensation, amortization of intangible assets, write-off of capitalized software, restructuring costs and acquisition costs,

(viii)	non-GAAP operating expenses, which exclude stock-based compensation, amortization of intangible assets, write-off of capitalized software, restructuring costs and acquisition costs, and

(ix)
non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation attributable to the corresponding GAAP financial measures.

In addition, the Company provides investors with non-GAAP financial measures under ASC 605 to compare against the Company’s GAAP financial measures under ASC 606 and discloses revenue and subscription revenue on a constant currency basis. To present amounts on a constant currency basis, current period results for entities reporting in functional currencies other than USD are translated into USD at the prior period exchange rates as opposed to the actual exchange rates in effect for the current period. The Company presents constant currency information to provide a framework for assessing how its underlying business performed excluding the effect of foreign currency fluctuations.
The Company’s management uses these non-GAAP financial measures and other key metrics internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures and key metrics to help investors understand the operational performance of their businesses. In addition, the Company believes that the following non-GAAP adjustments are useful to management and investors for the following reasons:

•
Stock-based compensation. The Company excludes stock-based compensation expense because it is non-cash in nature, and management believes that its exclusion provides additional insight into the Company’s operational performance and also provides a useful comparison of the Company’s operating results to prior periods and its peer companies. Additionally, determining the fair value of certain stock-based awards involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the vesting or future exercise of such awards.

•
Amortization of intangible assets. The Company excludes amortization of acquired intangible assets because the expense is a non-cash item and management believes that its exclusion provides meaningful supplemental information regarding the Company’s operational performance and allows for a useful comparison of its operating results to prior periods and its peer companies.

•
Accretion of debt discount and amortization of debt issuance costs. For GAAP purposes, the Company is required to recognize the effective interest expense on its senior convertible notes and amortize the issuance costs over the term of the notes. The difference between the effective interest expense and the contractual interest expense and the amortization expense of issuance costs are excluded from management’s assessment of the Company’s operating performance because management believes that these non-cash expenses are not indicative of ongoing operating performance. In addition, the exclusion of these items provides a useful comparison of the Company’s operating results to prior periods and its peer companies.

•
Fair value adjustment on strategic investments. The Company views the increase or decrease in the fair value of its strategic investments as not indicative of operational performance during any particular period and believes that the exclusion of these gains or losses provides investors with a supplemental view of the Company’s operational performance.

•
Write-off of capitalized software. The Company views the write-off of capitalized software as not indicative of operational performance during any particular period and believes that the exclusion of this expense provides investors with a supplemental view of the Company’s operational performance.

•
Restructuring. The Company excludes costs related to restructuring because the expense is not indicative of its continuing operations and believes that the exclusion of these costs provides investors with a supplemental view of the Company’s operational performance.

•
Acquisition costs. The Company excludes costs related to acquisitions because the expense is not indicative of its continuing operations and believes that the exclusion of these costs provides investors with a supplemental view of the Company’s operational performance.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. For prior periods, reconciliations of the non-GAAP financial measures to their most directly comparable GAAP measures have been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2018 *	December 31, 2017
Assets
Cash and cash equivalents	$183,596	$393,576
Short-term investments	204,732	169,551
Accounts receivable, net	125,300	154,428
Deferred commissions, current portion	24,467	42,806
Prepaid expenses and other current assets	34,940	21,754
Total current assets	573,035	782,115

Capitalized software development costs, net	45,416	37,431
Property and equipment, net	77,254	20,817
Deferred commissions, net of current portion	45,444	—
Long-term investments	1,250	96,949
Intangible assets, net	13,867	—
Goodwill	47,453	25,894
Other assets, net	3,437	3,984
Total Assets	$807,156	$967,190

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$11,921	$17,637
Accrued expenses	68,331	57,528
Deferred revenue, current portion	312,526	311,997
Convertible notes, net	—	248,025
Other liabilities	7,645	9,051
Total current liabilities	400,423	644,238

Convertible notes, net	288,967	285,168
Other liabilities, non-current	2,484	1,498
Deferred revenue, net of current portion	13,275	14,166
Facility financing obligation	46,100	—
Total liabilities	751,249	945,070

Stockholders’ Equity:
Common stock	6	6
Additional paid-in capital	585,387	536,951
Accumulated deficit	(529,962)	(515,054)
Accumulated other comprehensive income	476	217
Total stockholders’ equity	55,907	22,120
Total Liabilities and Stockholders’ Equity	$807,156	$967,190

*As adjusted to reflect the impact of the adoption of ASC 606.

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018 *	2017	2018 *	2017
Revenue	$138,247	$131,956	$537,891	$481,985
Cost of revenue [1,2]	34,793	37,889	144,349	142,867
Gross profit	103,454	94,067	393,542	339,118
Operating expenses:
Sales and marketing [1]	52,354	60,750	224,635	240,271
Research and development [1]	24,967	17,491	76,981	61,975
General and administrative [1]	23,535	19,723	90,749	84,589
Restructuring [1]	—	1,539	8,946	1,539
Total operating expenses	100,856	99,503	401,311	388,374
Income (loss) from operations	2,598	(5,436)	(7,769)	(49,256)
Other income (expense):
Interest income	1,653	930	7,796	2,951
Interest expense	(5,350)	(4,747)	(28,176)	(14,762)
Other, net	(1,070)	557	(3,098)	1,478
Other income (expense), net	(4,767)	(3,260)	(23,478)	(10,333)
Loss before income tax provision	(2,169)	(8,696)	(31,247)	(59,589)
Income tax provision	(1,004)	(308)	(2,595)	(1,746)
Net loss	$(3,173)	$(9,004)	$(33,842)	$(61,335)
Net loss per share, basic and diluted	$(0.05)	$(0.16)	$(0.58)	$(1.07)
Weighted average common shares outstanding, basic and diluted	58,649	57,826	58,159	57,262

1	Includes stock-based compensation as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018 *	2017	2018 *	2017
Cost of revenue	$1,113	$1,275	$4,218	$4,904
Sales and marketing	5,722	6,893	24,440	28,427
Research and development	3,863	2,490	11,800	9,630
General and administrative	4,817	4,143	19,872	22,869
Restructuring	—	—	6,227	—
Total	$15,515	$14,801	$66,557	$65,830

2	Cost of revenue includes amortization of intangible assets as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018 *	2017	2018 *	2017
Cost of revenue	$625	$781	$833	$7,421

*As adjusted to reflect the impact of the adoption of ASC 606.

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018 *	2017	2018 *	2017
Cash flows from operating activities:
Net loss	$(3,173)	$(9,004)	$(33,842)	$(61,335)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	9,909	8,349	35,260	35,377
Accretion of debt discount and amortization of debt issuance costs	1,011	2,685	8,929	9,833
Purchased investment premium, net of amortization	(588)	608	(160)	1,135
Net foreign currency loss (gain)	82	(1,093)	(440)	(2,461)
Stock-based compensation expense	15,515	14,895	66,557	65,924
Write-off of capitalized software	—	1,339	—	1,339
Deferred income taxes	123	52	123	52
Changes in operating assets and liabilities:
Accounts receivable	(28,558)	(28,948)	27,199	(14,317)
Deferred commissions	(8,212)	(4,892)	(15,316)	(5,249)
Prepaid expenses and other assets	(1,951)	1,329	(11,443)	(2,704)
Accounts payable	762	1,456	(5,496)	(6,820)
Accrued expenses	9,270	10,637	9,291	8,530
Deferred revenue	49,498	52,152	10,803	35,829
Other liabilities	1,299	2,018	(1,212)	2,377
Net cash provided by operating activities	44,987	51,583	90,253	67,510
Cash flows from investing activities:
Purchases of investments	—	(92,029)	(125,109)	(323,413)
Maturities of investments	50,550	94,572	185,733	314,418
Capital expenditures	(4,734)	(418)	(14,895)	(7,100)
Capitalized software costs	(6,572)	(4,745)	(25,515)	(20,571)
Cash paid for acquisition, net of cash acquired	(22,997)	—	(41,090)	—
Net cash provided by (used in) investing activities	16,247	(2,620)	(20,876)	(36,666)
Cash flows from financing activities:
Proceeds from convertible notes and payments of debt issuance costs	—	285,077	(152)	285,077
Repayment of convertible notes	—	—	(253,000)	—
Proceeds from employee stock plans	10,928	2,787	54,402	12,509
Repurchases of common stock	(24,515)	(20,734)	(79,266)	(20,734)
Net cash (used in) provided by financing activities	(13,587)	267,130	(278,016)	276,852
Effect of exchange rate changes on cash and cash equivalents	(609)	1,050	(1,341)	2,580
Net increase (decrease) in cash and cash equivalents	47,038	317,143	(209,980)	310,276
Cash and cash equivalents at beginning of period	136,558	76,433	393,576	83,300
Cash and cash equivalents at end of period	$183,596	$393,576	$183,596	$393,576
Supplemental cash flow information:
Cash paid for interest	$—	$—	$13,628	$3,841
Cash paid for income taxes	286	443	1,859	2,243
Proceeds from employee stock plans received in advance of stock issuance	642	575	642	575
Non-cash investing and financing activities:
Assets acquired under capital leases and other financing arrangements	$46,100	$—	$47,070	$3,467
Capitalized assets financed by accounts payable and accrued expenses	1,566	1,829	1,566	1,829
Capitalized stock-based compensation	1,295	1,277	5,042	4,998
Deferred offering costs included in accrued expenses	—	152	—	152
Unsettled share repurchase in other liabilities	—	1,866	—	1,866
*As adjusted to reflect the impact of the adoption of ASC 606.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
RECONCILIATION OF THE IMPACTS OF THE ADOPTION OF ASC 606
(in thousands)
(unaudited)

	December 31, 2018			December 31, 2017
	As Reported (ASC 606)	Impacts of Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Assets
Cash and cash equivalents	$183,596	$—	$183,596	$393,576
Short-term investments	204,732	—	204,732	169,551
Accounts receivable, net	125,300	—	125,300	154,428
Deferred commissions, current portion	24,467	30,624	55,091	42,806
Prepaid expenses and other current assets	34,940	—	34,940	21,754
Total current assets	573,035	30,624	603,659	782,115

Capitalized software development costs, net	45,416	—	45,416	37,431
Property and equipment, net	77,254	—	77,254	20,817
Deferred commissions, net of current portion	45,444	(45,444)	—	—
Long-term investments	1,250	—	1,250	96,949
Intangible assets, net	13,867	—	13,867	—
Goodwill	47,453	—	47,453	25,894
Other assets, net	3,437	—	3,437	3,984
Total Assets	$807,156	$(14,820)	$792,336	$967,190

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$11,921	$—	$11,921	$17,637
Accrued expenses	68,331	(1,697)	66,634	57,528
Deferred revenue, current portion	312,526	6,751	319,277	311,997
Convertible notes, net	—	—	—	248,025
Other liabilities	7,645	—	7,645	9,051
Total current liabilities	400,423	5,054	405,477	644,238

Convertible notes, net	288,967	—	288,967	285,168
Other liabilities, non-current	2,484	—	2,484	1,498
Deferred revenue, net of current portion	13,275	—	13,275	14,166
Facility financing obligation	46,100	—	46,100	—
Total liabilities	751,249	5,054	756,303	945,070

Stockholders’ Equity:
Common stock	6	—	6	6
Additional paid-in capital	585,387	—	585,387	536,951
Accumulated deficit	(529,962)	(19,874)	(549,836)	(515,054)
Accumulated other comprehensive income	476	—	476	217
Total stockholders’ equity	55,907	(19,874)	36,033	22,120
Total Liabilities and Stockholders’ Equity	$807,156	$(14,820)	$792,336	$967,190

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
RECONCILIATION OF THE IMPACTS OF THE ADOPTION OF ASC 606
(in thousands, except per share data)
(unaudited)

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2018			2017	2018			2017
	As Reported (ASC 606)	Impacts of Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)	As Reported (ASC 606)	Impacts of Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Revenue	$138,247	$(382)	$137,865	$131,956	$537,891	$(696)	$537,195	$481,985
Cost of revenue	34,793	—	34,793	37,889	144,349	—	144,349	142,867
Gross profit	103,454	(382)	103,072	94,067	393,542	(696)	392,846	339,118
Operating expenses:
Sales and marketing	52,354	(42)	52,312	60,750	224,635	(992)	223,643	240,271
Research and development	24,967	—	24,967	17,491	76,981	—	76,981	61,975
General and administrative	23,535	—	23,535	19,723	90,749	—	90,749	84,589
Restructuring	—	—	—	1,539	8,946	—	8,946	1,539
Total operating expenses	100,856	(42)	100,814	99,503	401,311	(992)	400,319	388,374
Income (loss) from operations	2,598	(340)	2,258	(5,436)	(7,769)	296	(7,473)	(49,256)
Other income (expense):
Interest income	1,653	—	1,653	930	7,796	—	7,796	2,951
Interest expense	(5,350)	—	(5,350)	(4,747)	(28,176)	—	(28,176)	(14,762)
Other, net	(1,070)	—	(1,070)	557	(3,098)	—	(3,098)	1,478
Other income (expense), net	(4,767)	—	(4,767)	(3,260)	(23,478)	—	(23,478)	(10,333)
Loss before income tax provision	(2,169)	(340)	(2,509)	(8,696)	(31,247)	296	(30,951)	(59,589)
Income tax provision	(1,004)	—	(1,004)	(308)	(2,595)	—	(2,595)	(1,746)
Net loss	$(3,173)	$(340)	$(3,513)	$(9,004)	$(33,842)	$296	$(33,546)	$(61,335)
Net loss per share, basic and diluted	$(0.05)		$(0.06)	$(0.16)	$(0.58)		$(0.58)	$(1.07)
Weighted average common shares outstanding, basic and diluted	58,649		58,649	57,826	58,159		58,159	57,262

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, INCOME (LOSS) FROM OPERATIONS TO NON-GAAP OPERATING INCOME AND OPERATING MARGIN TO NON-GAAP OPERATING INCOME MARGIN AND RECONCILIATION OF THE IMPACTS FROM THE ADOPTION OF ASC 606
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2018			2017	2018			2017
	As Reported (ASC 606)	Impacts of Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)	As Reported (ASC 606)	Impacts of Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Reconciliation of cost of revenue, gross profit and gross margin:
Revenue	$138,247	$(382)	$137,865	$131,956	$537,891	$(696)	$537,195	$481,985
Cost of revenue	34,793	—	34,793	37,889	144,349	—	144,349	142,867
Gross profit	$103,454	$(382)	$103,072	$94,067	$393,542	$(696)	$392,846	$339,118
Gross margin	74.8%		74.8%	71.3%	73.2%		73.1%	70.4%

Cost of revenue	$34,793	$—	$34,793	$37,889	$144,349	$—	$144,349	$142,867
Adjustments to cost of revenue:
Stock-based compensation	(1,113)	—	(1,113)	(1,275)	(4,218)	—	(4,218)	(4,904)
Amortization of intangible assets	(625)	—	(625)	(781)	(833)	—	(833)	(7,421)
Total adjustments to cost of revenue	(1,738)	—	(1,738)	(2,056)	(5,051)	—	(5,051)	(12,325)
Non-GAAP costs of revenue	33,055	—	33,055	35,833	139,298	—	139,298	130,542
Non-GAAP gross profit	$105,192	$(382)	$104,810	$96,123	$398,593	$(696)	$397,897	$351,443
Non-GAAP gross margin	76.1%		76.0%	72.8%	74.1%		74.1%	72.9%

Reconciliation of operating income (loss) and operating income (loss) margin:
Income (loss) from operations	$2,598	$(340)	$2,258	$(5,436)	$(7,769)	$296	$(7,473)	$(49,256)
Operating margin	1.9%		1.6%	(4.1)%	(1.4)%		(1.4)%	(10.2)%
Adjustments to income (loss) from operations:
Stock-based compensation	15,515	—	15,515	14,801	60,330	—	60,330	65,830
Amortization of intangible assets	625	—	625	781	833	—	833	7,421
Write-off of capitalized software	—	—	—	1,339		—	—	1,339
Restructuring	—	—	—	1,539	8,946	—	8,946	1,539
Acquisition costs[1]	705	—	705	—	1,057	—	1,057	—
Total adjustments to income (loss) from operations	16,845	—	16,845	18,460	71,166	—	71,166	76,129
Non-GAAP operating income	$19,443	$(340)	$19,103	$13,024	$63,397	$296	$63,693	$26,873
Non-GAAP operating income margin	14.1%		13.9%	9.9%	11.8%		11.9%	5.6%

1	Costs related to the acquisitions of Workpop Inc. and Grovo Learning, Inc.

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET INCOME AND NON-GAAP NET INCOME PER SHARE AND RECONCILIATION OF THE IMPACTS FROM THE ADOPTION OF ASC 606
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended				Year Ended
	December 31,				December 31,
	2018			2017	2018			2017
	As Reported (ASC 606)	Impacts of Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)	As Reported (ASC 606)	Impacts of Adoption	Without Adoption (ASC 605)	As Reported (ASC 605)
Net loss	$(3,173)	$(340)	$(3,513)	$(9,004)	$(33,842)	$296	$(33,546)	$(61,335)
Adjustments to net loss
Stock-based compensation	15,515	—	15,515	14,801	60,330	—	60,330	65,830
Amortization of intangible assets	625	—	625	781	833	—	833	7,421
Accretion of debt discount and amortization of debt issuance costs[1]	1,011	—	1,011	2,685	8,929	—	8,929	9,833
Fair value adjustment on strategic investments [2]	750	—	750	—	750	—	750	600
Write-off of capitalized software	—	—	—	1,339	—	—	—	1,339
Restructuring	—	—	—	1,539	8,946	—	8,946	1,539
Acquisition costs[3]	705	—	705	—	1,057	—	1,057	—
Total adjustments to net loss	18,606	—	18,606	21,145	80,845	—	80,845	86,562
Non-GAAP net income	$15,433	$(340)	$15,093	$12,141	$47,003	$296	$47,299	$25,227
Non-GAAP basic net income per share	$0.26		$0.26	$0.21	$0.81		$0.81	$0.44
Non-GAAP diluted net income per share	$0.24		$0.23	$0.19	$0.74		$0.75	$0.41
Weighted-average common shares outstanding, basic	58,649		58,649	57,826	58,159		58,159	57,262
Non-GAAP weighted-average common shares outstanding, diluted	64,281		64,281	62,414	63,412		63,412	61,721

1
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013 and $300.0 million in convertible notes on December 8, 2017. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

2	Fair value adjustment recorded for our strategic investments in privately-held companies.
3	Costs related to the acquisitions of Workpop Inc. and Grovo Learning, Inc.

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO UNLEVERED FREE CASH FLOW AND UNLEVERED FREE CASH FLOW MARGIN
(A Non-GAAP Financial Measure)
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Reconciliation of unlevered free cash flow:
Net cash provided by operating activities	$44,987	$51,583	$90,253	$67,510
Capital expenditures	(4,734)	(418)	(14,895)	(7,100)
Capitalized software costs	(6,572)	(4,745)	(25,515)	(20,571)
Cash paid for interest	—	—	13,628	3,841
Unlevered free cash flow	$33,681	$46,420	$63,471	$43,680
Unlevered free cash flow margin	24.4%	35.2%	11.8%	9.1%

Cornerstone OnDemand, Inc.
TRENDED OPERATIONAL & FINANCIAL HIGHLIGHTS
(unaudited)

The following metrics are intended as a supplement to the financial statements found in this press release and other information furnished or filed with the SEC. In the event of discrepancies between amounts in these tables and the Company’s historical disclosures or financial statements, readers should rely on the Company’s filings with the SEC and financial statements in the Company’s most recent earnings press release.
The Company intends to periodically review and refine the definition, methodology and appropriateness of each of these supplemental metrics. As a result, metrics are subject to removal and/or change, and such changes could be material.

	FY 2017				FY 2018				Full Year
	Q1'17	Q2'17	Q3'17	Q4'17	Q1'18	Q2'18	Q3'18	Q4'18	FY16	FY17	FY18
SELECTED METRICS:
Number of clients [1]	2,998	3,076	3,146	3,250	3,280	3,363	3,428	3,535	2,918	3,250	3,535
% y/y	12.3%	12.7%	12.2%	11.4%	9.4%	9.3%	9.0%	8.8%	12.4%	11.4%	8.8%
% q/q	2.7%	2.6%	2.3%	3.3%	0.9%	2.5%	1.9%	3.1%	n/a	n/a	n/a
Number of users (in millions) [1]	31.0	32.1	33.5	35.3	36.0	36.7	38.5	40.2	29.9	35.3	40.2
% y/y	24.2%	22.3%	21.1%	18.1%	16.1%	14.3%	14.9%	13.9%	25.6%	18.1%	13.9%
% q/q	3.7%	3.6%	4.3%	5.4%	2.0%	1.9%	4.9%	4.4%	n/a	n/a	n/a
Number of employees	1,859	1,933	1,960	1,891	1,829	1,851	1,892	1,953	1,823	1,891	1,953
% y/y	10.6%	12.3%	9.6%	3.7%	(1.6)%	(4.2)%	(3.5)%	3.3%	10.8%	3.7%	3.3%
% q/q	2.0%	4.0%	1.4%	(3.5)%	(3.3)%	1.2%	2.2%	3.2%	n/a	n/a	n/a
Annual dollar retention rate	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	95.1%	93.5%	92.8%
Annual recurring revenue (in thousands)	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	439,000	510,000
Unlevered free cash flow (in thousands)	(13,791)	(5,024)	16,075	46,420	(10,178)	7,900	32,067	33,681	16,411	43,680	63,471
Unlevered free cash flow margin	(12.4)%	(4.3)%	13.2%	35.2%	(7.6)%	6.0%	23.9%	24.4%	3.9%	9.1%	11.8%
FINANCIAL DATA - ASC 605 (in thousands, except percentages):
Revenue	111,582	116,651	121,796	131,956	132,672	132,993	133,665	137,865	423,124	481,985	537,195
% y/y	12.3%	9.0%	13.0%	21.0%	18.9%	14.0%	9.7%	4.5%	24.6%	13.9%	11.5%
% y/y (Constant currency)	17.2%	12.7%	13.1%	18.3%	14.8%	11.9%	9.9%	5.8%	29.1%	15.3%	10.4%
Subscription revenue	92,932	96,416	101,130	106,286	114,433	116,737	120,701	127,528	339,756	396,764	479,399
% y/y	16.6%	14.5%	17.1%	18.8%	23.1%	21.1%	19.4%	20.0%	25.8%	16.8%	20.8%
% y/y (Constant currency)	21.6%	16.3%	17.5%	15.8%	19.1%	18.9%	19.5%	21.4%	n/a	17.7%	19.8%
Subscription revenue % of total revenue	83.3%	82.7%	83.0%	80.5%	86.3%	87.8%	90.3%	92.5%	80.3%	82.3%	89.2%
(Loss) income from operations	(13,148)	(18,568)	(12,104)	(5,436)	(9,587)	(2,419)	2,275	2,258	(56,342)	(49,256)	(7,473)
FINANCIAL DATA - ASC 606 (in thousands, except percentages):
Revenue	—	—	—	—	133,113	132,517	134,014	138,247	—	—	537,891
Subscription revenue	—	—	—	—	113,134	114,771	118,844	126,303	—	—	473,052
Subscription revenue % of total revenue	—	—	—	—	85.0%	86.6%	88.7%	91.4%	—	—	87.9%
(Loss) income from operations	—	—	—	—	(8,846)	(3,095)	1,574	2,598	—	—	(7,769)
MARGIN DATA - ASC 605:
Gross margin	69.6%	69.7%	70.7%	71.3%	72.1%	72.7%	72.9%	74.8%	67.9%	70.4%	73.1%
Sales and marketing % of revenue	51.0%	53.2%	49.7%	46.0%	44.9%	44.8%	39.0%	37.9%	53.3%	49.9%	41.6%
Research and development % of revenue	12.0%	12.6%	13.5%	13.3%	12.0%	12.3%	14.7%	18.1%	11.1%	12.9%	14.3%
General and administrative % of revenue	18.4%	19.8%	17.4%	14.9%	16.6%	16.6%	17.3%	17.1%	16.8%	17.6%	16.9%
Restructuring % of revenue	—%	—%	—%	1.2%	5.8%	0.8%	0.2%	—%	—%	—%	1.7%
Operating margin	(11.8)%	(15.9)%	(9.9)%	(4.1)%	(7.2)%	(1.8)%	1.7%	1.6%	(13.3)%	(10.2)%	(1.4)%

	FY 2017				FY 2018				Full Year
	Q1'17	Q2'17	Q3'17	Q4'17	Q1'18	Q2'18	Q3'18	Q4'18	FY16	FY17	FY18
MARGIN DATA - ASC 606:
Gross margin	—	—	—	—	72.2%	72.6%	73.0%	74.8%	—	—	73.2%
Sales and marketing % of revenue	—	—	—	—	44.5%	45.1%	39.7%	37.9%	—	—	41.8%
Research and development % of revenue	—	—	—	—	12.0%	12.3%	14.7%	18.1%	—	—	14.3%
General and administrative % of revenue	—	—	—	—	16.5%	16.7%	17.3%	17.0%	—	—	16.9%
Restructuring % of revenue	—	—	—	—	5.8%	0.8%	0.2%	—%	—	—	1.7%
Operating margin	—	—	—	—	(6.6)%	(2.3)%	1.2%	1.9%	—	—	(1.4)%
NON-GAAP MARGIN DATA - ASC 605:
Non-GAAP gross margin	72.6%	72.7%	73.5%	72.8%	72.9%	73.4%	73.9%	76.0%	71.2%	72.9%	74.1%
Non-GAAP sales and marketing % of revenue	44.9%	47.4%	43.2%	40.8%	40.2%	39.9%	34.6%	33.8%	47.3%	44.0%	37.1%
Non-GAAP research and development % of revenue	10.1%	10.5%	11.3%	10.4%	10.3%	10.5%	12.3%	15.3%	9.3%	10.6%	12.1%
Non-GAAP general and administrative % of revenue	13.2%	13.7%	12.7%	11.8%	13.2%	12.6%	13.1%	13.1%	12.8%	12.8%	13.0%
Non-GAAP restructuring % of revenue	—%	—%	—%	—%	—%	—%	—%	—%	—%	—%	—%
Non-GAAP operating margin	4.4%	1.1%	6.3%	9.9%	9.2%	10.4%	13.9%	13.9%	1.8%	5.6%	11.9%
Non-GAAP research and development plus capitalized software % of revenue	15.3%	15.3%	15.0%	14.0%	14.9%	15.2%	17.3%	20.1%	13.2%	14.9%	16.9%
NON-GAAP MARGIN DATA - ASC 606:
Non-GAAP gross margin	—	—	—	—	72.9%	73.3%	74.0%	76.1%	—	—	74.1%
Non-GAAP sales and marketing % of revenue	—	—	—	—	39.8%	40.2%	35.3%	33.7%	—	—	37.2%
Non-GAAP research and development % of revenue	—	—	—	—	10.3%	10.5%	12.3%	15.3%	—	—	12.1%
Non-GAAP general and administrative % of revenue	—	—	—	—	13.1%	12.7%	13.1%	13.0%	—	—	13.0%
Non-GAAP restructuring % of revenue	—	—	—	—	—%	—%	—%	—%	—	—	—%
Non-GAAP operating margin	—	—	—	—	9.7%	10.0%	13.3%	14.1%	—	—	11.8%
Non-GAAP research and development plus capitalized software % of revenue	—	—	—	—	14.8%	15.2%	17.3%	20.0%	—	—	19.1%
FOREIGN EXCHANGE RATES:
GBP to USD average period rate	1.24	1.28	1.31	1.33	1.39	1.36	1.30	1.29	1.36	1.29	1.34
GBP to USD end of period spot rate	1.24	1.30	1.34	1.35	1.40	1.32	1.30	1.27	1.23	1.35	1.27
EUR to USD average period rate	n/a	1.10	1.18	1.18	1.23	1.19	1.16	1.14	n/a	1.14	1.18
EUR to USD end of period spot rate	n/a	1.14	1.18	1.20	1.23	1.17	1.16	1.14	n/a	1.20	1.14

1
Includes contracted clients and active users of our enterprise human capital management platform and excludes clients and users of Cornerstone for Salesforce, PiiQ, Workpop Inc. and Grovo Learning, Inc. As discussed on the Company's second quarter 2018 earnings call, the Company reported that user count is no longer relevant in the assessment of its performance and beginning in the first quarter 2019, the Company will no longer report user count on a quarterly basis.

Note: As discussed on the Company’s fourth quarter 2017 earnings call, the Company reported that total billings is no longer relevant in the assessment of its performance and beginning in the first quarter 2018, the Company no longer reports or guides to total billings.

Investor Relations Contact:
Jennifer Gianola
Phone: +1 (310) 382-9478
jgianola@csod.com

Media Contact:
Kristy Gonzalez
Phone: +1 (310) 382-9563
kgonzalez@csod.com